SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CUMULUS MEDIA INC.

(Name of Registrant as Specified In Its Charter)

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Cumulus Media Inc.

Annual Meeting of Stockholders

April 30, 2004

Notice of Meeting and Proxy Statement

Cumulus Media Inc.

3535 Piedmont Road
Building 14, Fourteenth Floor
Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on April 30, 2004

To the Stockholders of Cumulus Media Inc.:

      The 2004 Annual Meeting of Stockholders of Cumulus Media Inc., a Delaware corporation, sometimes referred to as the Company or Cumulus, will be held at our Nashville, Tennessee radio station facility, 10 Music Circle East, Nashville, Tennessee 37203, on April 30, 2004 at 10:00 a.m., local time, for the following purposes:

(1) to re-elect Eric P. Robison as a Class II Director;

(2) to approve the Company’s 2004 Stock Incentive Plan;

(3) to ratify the appointment of KPMG LLP as our independent auditors for 2004; and

(4) to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

      Only holders of record of Class A Common Stock or Class C Common Stock at the close of business on March 12, 2004 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. A list of such stockholders will be open for examination by any stockholder at the time and place of the meeting.

      Holders of a majority of the outstanding shares of the Class A Common Stock and of the Class C Common Stock must be present in person or by proxy in order for the meeting to be held. Therefore, we urge you to date, sign and return the accompanying proxy card in the enclosed envelope whether or not you expect to attend the Annual Meeting in person. If you attend the meeting and wish to vote your shares personally, you may do so by validly revoking your proxy at any time prior to the voting thereof.

Lewis W. Dickey, Jr.
Chairman, President and
Chief Executive Officer

March 25, 2004

i

Cumulus Media Inc.

3535 Piedmont Road
Building 14, Fourteenth Floor
Atlanta, Georgia 30305

March 25, 2004

PROXY STATEMENT

GENERAL MATTERS

Date, Time and Place for the Annual Meeting

      We are furnishing this proxy statement to the holders of our Class A Common Stock and our Class C Common Stock in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting of Stockholders to be held on Friday, April 30, 2004 at 10:00 a.m., local time, at our Nashville, Tennessee radio station facility, 10 Music Circle East, Nashville, Tennessee 37203, or any adjournment or postponement of that meeting. This proxy statement and the accompanying proxy card are being sent to our stockholders commencing on or about March 25, 2004.

Record Date; Quorum; Outstanding Common Stock Entitled to Vote

      All holders of record of our Class A Common Stock and of our Class C Common Stock at the close of business on March 12, 2004, referred to as the record date, are entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of holders of a majority of the voting power represented by outstanding shares of our Class A Common Stock and Class C Common Stock, voting together as a single class, is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum. A list of stockholders of record will be available for examination at the Annual Meeting. As of the record date, there were 54,005,670 shares of Class A Common Stock outstanding and 644,871 shares of Class C Common Stock outstanding.

Voting Rights; Vote Required for Approval

      Holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held as of the record date. Holders of Class C Common Stock are entitled to ten votes for each share of Class C Common Stock held as of the record date. Holders of shares of Class A Common Stock and of Class C Common Stock will vote together as a single class on the matters to be voted upon at the Annual Meeting. The Class II Director will be selected by a plurality of the votes cast and, as a result, abstentions, withheld votes and broker non-votes will have no effect on the outcome of the election of the Class II Director. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the 2004 Stock Incentive Plan and to ratify the appointment of our independent auditors for 2004. Abstentions, which will be counted for purposes of determining shares present and entitled to vote at the meeting, will have the effect of votes against the proposals to approve the 2004 Stock Incentive Plan and to ratify the appointment of independent auditors.

Voting and Revocation of Proxies

      A proxy card for you to use in voting accompanies this proxy statement. Subject to the following sentence, all properly executed proxies that are received prior to, or at, the Annual Meeting and not revoked will be voted in the manner specified. If you execute and return a proxy card, and do not specify otherwise, the shares represented by your proxy will be voted FOR the individual nominated to serve as a Class II Director, FOR the proposal to approve the 2004 Stock Incentive Plan and FOR the proposal to ratify the appointment of KPMG LLP.

      If you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the meeting and voting in person. In addition, you may revoke any proxy you give at any time before the meeting by delivering a written statement revoking the proxy, or by delivering a duly executed proxy bearing a later date, to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia 30305, so that it is received prior to the meeting, or at the meeting itself. If you have executed and delivered a proxy to us, your attendance at the meeting will not, by itself, constitute a revocation of your proxy.

Solicitation of Proxies

      We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail or otherwise, but they will not be compensated specifically for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

Other Matters

      Except for the votes on the proposals described in this proxy statement, no other matter is expected to come before the Annual Meeting. If any other business properly comes before the Annual Meeting, the persons named in the proxy will vote in their discretion to the extent permitted by law.

PROPOSALS YOU MAY VOTE ON

1. Election of a Class II Director

      Our Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. Two directors are currently in the class for which the term of office expires at the Annual Meeting.

      As described under “Members of the Board of Directors,” pursuant to a voting agreement with the holders of our Class C Common Stock, one of the Class II Directors, Robert H. Sheridan, III, has been designated to serve as a director by one of our principal stockholders, BA Capital Company, L.P., or BA Capital. The holders of our Class C Common Stock, voting as a single class, are obligated under the voting agreement to elect Mr. Sheridan to our Board. Lewis W. Dickey, Jr., the holder of all outstanding shares of our Class C Common Stock, has informed us that in accordance with the terms of the voting agreement, he intends to vote all of his shares of Class C Common Stock to re-elect Mr. Sheridan. The holders of our Class A Common Stock are not entitled to vote for the BA Capital director designee.

      The other Class II Director, Eric P. Robison, has been nominated for re-election by our Board, upon the recommendation of a majority of our independent directors. Accordingly, our Board urges you to vote FOR the re-election of that nominee for Class II Director. The Class II Director will serve until the 2007 Annual Meeting of Stockholders or until he is succeeded by another qualified director who has been elected. No other class of directors has a term that expires this year.

      Detailed information about Mr. Robison and Mr. Sheridan is provided in “Members of the Board of Directors” elsewhere in this proxy statement. The Board has no reason to believe that the nominees will be unable to serve as directors. If for any reason the nominees become unable to serve, the persons named in the proxy will vote for the election of such other persons as the Board may recommend.

      Your Board recommends a vote FOR the re-election of the nominee for Class II Director.

2. Approval of the Company’s 2004 Stock Incentive Plan

      The Board of Directors approved the 2004 Stock Incentive Plan, referred to as the 2004 Plan, on March 19, 2004, subject to approval by our stockholders, and urges you to vote FOR approval of the 2004 Plan. The purpose of the 2004 Plan is to attract and retain officers, key employees, non-employee directors and consultants for us and our subsidiaries and to provide such persons incentives and rewards for superior performance. The complete text of the 2004 Plan is set forth in Appendix A.

The 2004 Plan

      The following summary of the material features of the 2004 Plan is qualified in its entirety by reference to Appendix A.

Shares Available under the 2004 Plan

      The aggregate number of shares of Class A Common Stock subject to awards that may be granted under the 2004 Plan is 2,795,000. Awards under the 2004 Plan may be in the form of stock options, restricted stock or deferred stock. Of the aggregate number of shares of Class A Common Stock available under the 2004 Plan, up to 1,400,000 shares may be granted as incentive stock options, or ISOs, and up to 925,000 shares may be awarded as either restricted or deferred shares. In addition, no one person may receive options exercisable for more than 500,000 shares of Class A Common Stock in any one calendar year.

2004 Plan Participants

      Under the 2004 Plan, current and prospective officers, employees, non-employee directors and consultants of Cumulus and its subsidiaries are eligible to participate, provided that such persons are selected by the Board to receive benefits under the 2004 Plan.

      As of March 19, 2004, approximately 50 corporate-level officers and employees and non-employee directors and approximately 500 market-level officers and employees are eligible to participate in the 2004 Plan. The benefits or amounts that will be received by or allocated to the participants cannot be determined at this time, nor can the benefits or amounts that would have been received by or allocated to the participants if the 2004 Plan had been in effect for the last completed fiscal year.

Type of Awards Under the 2004 Plan

      The 2004 Plan permits the Board to grant nonqualified stock options and ISOs, or combinations thereof. ISOs may only be granted to participants in the 2004 Plan who meet the definition of “employees” under Federal tax law. No option grant may be exercisable more than ten years from the date of the grant. The exercise price of an option awarded under the 2004 Plan may not be less than the closing price of the Class A Common Stock on the last trading day before the grant. Options will be exercisable during the period specified in each award agreement and will be exercisable in installments pursuant to a Board-designated vesting schedule. The Board may also provide for acceleration of options awarded in the event of a change in control, as defined by the 2004 Plan.

      The Board may also authorize the grant or sale of restricted stock to participants. Each such grant will constitute an immediate transfer of the ownership of the restricted shares to the participant, entitling the participant to voting, dividend and other ownership rights, but subject to substantial risk of forfeiture for a period of not less than two years (to be determined by the Board at the time of the grant) and restrictions on transfer (to be determined by the Board at the time of the grant). The Board may also provide for the elimination of restrictions in the event of a change in control.

      Finally, the Board may authorize the grant or sale of deferred stock to participants. Awards of deferred stock constitute an agreement we make to deliver shares of our Class A Common Stock to the participant in the future, in consideration of the performance of services, but subject to the fulfillment of such conditions during the deferral period as the Board may specify. The grants or sales of deferred stock will be subject to a deferral period of at least one year. During the deferral period, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the deferred shares, including no right to vote such shares, though the Board may authorize the payment of any dividend equivalents on the shares. The Board may also provide for the elimination of the deferral period in the event of a change in control.

      No grant (of any type) may be awarded under the 2004 Plan more than ten years after the date the 2004 Plan is first approved by our stockholders.

Administration of the 2004 Plan

      The 2004 Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under the 2004 Plan to the Compensation Committee of the Board. The interpretation and construction by the Board of any provision of the 2004 Plan and any determination of the Board pursuant to any provision of the Plan will be final and conclusive.

      The Board may at any time amend the 2004 Plan, provided, however, that any amendment that must be approved by our stockholders in order to comply with applicable law or the listing qualifications of the NASDAQ National Market will not be effective until such approval has been obtained.

Equity Compensation Plan Information

      The following table sets forth, as of December 31, 2003, the number of securities outstanding under our existing equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans:

			Number of Shares
	Number of Shares to		Remaining Available
	be Issued Upon	Weighted-Average	for Future Issuance
	Exercise of Outstanding	Exercise Price of	Under Equity
	Options, Warrants and	Outstanding Options,	Compensation Plans
Plan Category	Rights	Warrants and Rights	(excluding column (a))

	(a)	(b)	(c)
Equity Compensation Plans Approved by Stockholders	7,187,497	$13.30	258,663
Equity Compensation Plans Not Approved by Stockholders	1,850,095	$15.29	138,647

Total	7,996,190		397,310

      The only existing equity compensation plan not approved by our stockholders is the 2002 Stock Incentive Plan. The Board adopted the 2002 Stock Incentive Plan on March 1, 2002. The purpose of the 2002 Stock Incentive Plan is to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations and reward them for making major contributions to the success of the Company. The aggregate number of shares of Class A Common Stock subject to the 2002 Stock Incentive Plan is 2,000,000, all of which may be granted as incentive stock options. In addition, no one person may receive options for more than 500,000 shares of Class A Common Stock in any one calendar year.

      The 2002 Stock Incentive Plan permits the Company to grant nonqualified stock options and ISOs. No options may be granted under the 2002 Stock Incentive Plan after May 3, 2012.

      The Compensation Committee administers the 2002 Stock Incentive Plan. The Compensation Committee has full and exclusive power to interpret the 2002 Stock Incentive Plan and to adopt rules, regulations and guidelines for carrying out the 2002 Stock Incentive Plan as it may deem necessary or proper.

      Under the 2002 Stock Incentive Plan, current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company are eligible to participate. As of December 31, 2003, there were outstanding options to purchase a total of 1,850,095 shares of Class A Common Stock at exercise prices ranging from $14.03 to $19.25 per share under the 2002 Stock Incentive

Plan. These options generally vest quarterly over four years, with the possible acceleration of vesting for some options if certain performance criteria are met. In addition, all options vest upon a change of control as more fully described in the 2002 Stock Incentive Plan.

      Your Board recommends a vote FOR approval of the 2004 Plan.

3.  Ratification of the Appointment of KPMG LLP as Independent Auditors

      The Audit Committee of the Board is required by law and applicable listing standards of the NASDAQ National Market to be directly responsible for the appointment, compensation and retention of our independent auditors. The Audit Committee has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004, and urges you to vote FOR ratification of the appointment. KPMG has served as our independent auditors since May 5, 2000. While stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Auditor Fees and Services

Audit Fees

      KPMG LLP has billed us $549,749, in the aggregate, for professional services rendered by KPMG LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2003 and reviews of the interim financial statements included in our quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2003. For similar services rendered during the fiscal year ended December 31, 2002, KPMG LLP billed us $728,330.

Audit Related Fees

      KPMG LLP has billed us $16,000, in the aggregate, for professional services rendered by KPMG LLP for the audit of our 401(k) plan during 2003. For similar services during 2002, KPMG LLP billed us $14,500.

Tax Fees

      KPMG LLP has billed us $237,572, in the aggregate, for tax consulting and tax return preparation services during 2003. For similar services during 2002, KPMG LLP billed us $310,980.

All Other Fees

      Other than those described above, KPMG LLP has not rendered or billed for any other services during the fiscal years ended December 31, 2003 and December 31, 2002.

Policy on Pre-Approval of Services Performed by Independent Auditors

      The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent auditors during the fiscal year. The Audit Committee regularly considers all non-audit fees when reviewing the independence of our independent auditors.

      Representatives of KPMG LLP will be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions from stockholders.

      Your Board recommends a vote FOR the ratification of KPMG LLP as the Company’s independent auditors.

INFORMATION ABOUT THE BOARD OF DIRECTORS

      The Board of Directors held four regularly scheduled meetings during 2003. Each director attended at least 75% of the meetings of the Board and the committees on which they served.

      The Board has reviewed the independence of each of its members and has determined that all directors (except for our Chairman, Mr. L. Dickey, who also is our President and Chief Executive Officer) are “independent,” as such term is defined under the current listing standards of the NASDAQ National Market (the “NASDAQ Rules”).

      It is primarily the Board’s responsibility to oversee the management of our business. To assist in carrying out this responsibility, the Board has established the two standing committees described below.

Committees of the Board

      The Audit Committee. The purposes of the Audit Committee are to assist our Board in fulfilling its oversight responsibilities with respect to our accounting, reporting and oversight practices, our compliance with legal and regulatory requirements, our independent auditors’ qualifications and independence, and the performance of our independent auditors and our own internal audit function. The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements on behalf of our Board. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors (including resolution of any disagreements between our management and independent auditors regarding financial reporting), and such independent auditors report directly to the Audit Committee.

      The Audit Committee met four times in 2003. The current members of the Audit Committee are Robert H. Sheridan, III (Chairman), Ralph B. Everett and Eric P. Robison, none of whom is an employee of the Company. The Board has determined that each Audit Committee member is “independent,” as such term is defined under the rules of the SEC and the NASDAQ Rules applicable to audit committee members, and meets the NASDAQ Rules’ financial literacy requirements. None of the current members has participated in the preparation of the financial statements of Cumulus or its subsidiaries at any time during the past three years. Our Board has determined that Mr. Sheridan (i) is an “audit committee financial expert,” as such term is defined under the rules of the SEC, and (ii) meets the NASDAQ Rules’ professional experience requirements.

      The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules of the SEC, and the NASDAQ Rules. A copy of the Audit Committee Charter is attached as Appendix B to this proxy statement.

      The Compensation Committee. The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically reviews and approves salaries, bonuses and stock-based compensation for the named executive officers. The Compensation Committee met one time in 2003. The current members of the Compensation Committee are Messrs. Robison (Chairman) and Sheridan, and Holcombe T. Green, Jr., each of whom is “independent,” as such term is defined under the NASDAQ Rules.

Nomination Process

      The Board does not have a standing nominating committee. Nominations for the election of directors at annual meetings have generally been made by the full Board (and the director nominated for re-election at the Annual Meeting has been recommended for nomination by all of our independent directors). Due to the small size of our Board, and the historically small turnover of its members, we do not currently foresee the need to establish a separate nominating committee or adopt a charter to govern the nomination process. Similarly, we do not have a formal process for identifying and evaluating nominees for director. Generally, director candidates have been first identified by evaluating the current members of the Board whose term will be expiring at the next annual meeting and who are willing to continue in service. If a member whose term is expiring no longer wishes to continue in service, or if our Board decides not to re-nominate such member, the

Board would then commence a search for qualified individuals meeting the criteria discussed below. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate, or assist in identifying or evaluating, potential director nominees. In accordance with the NASDAQ Rules, future nominees for director (other than the BA Capital director designee) will either be (i) recommended by a majority of the independent directors for selection by the Board or (ii) discussed by the full Board and approved for nomination by the affirmative vote of a majority of the Board, including the affirmative vote of a majority of the independent directors.

      Historically, we have not had a formal policy with regard to the consideration of director candidates recommended by our stockholders. To date, our Board has not received any recommendations from stockholders requesting that it consider a candidate for inclusion among the Board’s slate of nominees in our proxy statement, other than pursuant to BA Capital’s right to designate one director, as described under “Members of the Board of Directors.” The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received, or will not be considered, if one is received in the future. Our Board will give consideration to the circumstances in which the adoption of a formal policy would be appropriate.

      Our Board evaluates all candidates based upon, among other factors, a candidate’s financial literacy, knowledge of our industry or other background relevant to our needs, status as a stakeholder, “independence” (for purposes of compliance with the rules of the SEC and the NASDAQ Rules), and willingness, ability and availability for service. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Board may also consider such other factors as it may deem are in the best interests of the Company and our stockholders.

      Our by-laws provide for stockholder nominations to our Board, subject to certain procedural requirements. To nominate a director to our Board, you must give timely notice of your nomination in writing to our Corporate Secretary, not later than 90 days prior to the anniversary date of the annual meeting of stockholders in the preceding year. All such notices must include (1) your name and address, (2) a representation that you are one of our stockholders, and will remain so through the record date for the upcoming Annual Meeting, (3) the class and number of shares of our common stock that you hold (beneficially and of record), and (4) a representation that you intend to appear in person or by proxy at the upcoming Annual Meeting to make the nomination. You must also provide information on your prospective nominee, including their name, address and principal occupation or employment, a description of all arrangements or understandings between you and your prospective nominee and any other persons (to be named), the written consent of the prospective nominee, and such other information as would be required to be included in a proxy statement soliciting proxies for the election of your prospective nominee.

MEMBERS OF THE BOARD OF DIRECTORS

Class II Directors Nominated for Re-Election to Serve until the 2007 Annual Meeting

      Eric P. Robison, age 44, has served as a director of the Company since August 1999. Mr. Robison is the President of IdeaTrek, Inc., a company that provides business consulting services. From 1994 to 2002, Mr. Robison worked for Vulcan Inc., the holding company that manages all personal and business interests for investor Paul G. Allen, as Vice President, Business Development, managing various projects and investigating investment opportunities. Mr. Robison currently serves as a Director of CNET Media Networks, Inc.

      Robert H. Sheridan, III, age 41, has served as a director of the Company since July 1998. Mr. Sheridan served as a member of the Investment Committee of Cumulus Media, LLC, our predecessor entity, from April 1997 until its dissolution in June 1998. Mr. Sheridan has served as a Senior Vice President and Managing Director of Banc of America Capital Investors, or BACI, the principal investment group within Bank of America Corporation since January 1998, and is a Senior Vice President and Managing Director of BA Capital, which was formerly known as NationsBanc Capital Corp. He was a Director of NationsBank Capital Investors, the predecessor of BACI, from January 1996 to January 1998. Mr. Sheridan currently serves as a director of several privately held companies.

      Pursuant to our certificate of incorporation and a voting agreement entered into by Cumulus, BA Capital (through its predecessor entity) and the holders of our Class C Common Stock (referred to as Class C Stockholders), the Class C Stockholders have the right, voting as a single class, to elect one director to our Board (the “Class C Director”), and the Class C Stockholders are obligated to elect a person designated by BA Capital to serve as such director. The Class C Stockholders’ right to elect the Class C Director, and BA Capital’s right to designate the person to serve as that director, shall continue for such time as BA Capital, together with its affiliates, continues to own at least 50% of the number of shares of our common stock as BA Capital held on June 30, 1998 (referred to as the Applicable Period). Upon the termination of the Applicable Period, the term of the Class C Director, and the right of the Class C Stockholders to elect the Class C Director, shall terminate. Mr. Sheridan has served as BA Capital’s designee since July 1998.

Class I Directors with a Term Expiring at the 2006 Annual Meeting

      Ralph B. Everett, age 52, has served as a director of the Company since July 1998. Mr. Everett has been a partner with the Washington, D.C. office of the law firm of Paul, Hastings, Janofsky & Walker LLP, where he heads the firm’s Federal Legislative Practice Group, since October 1989. In 1998, Mr. Everett was appointed by President Clinton as United States Ambassador to the 1998 International Telecommunication Union Plenipotentiary Conference. He is a director and a member of the Investment Committee of Shenandoah Life Insurance Company. He is also a member of the Board of Visitors of Duke University Law School. Mr. Everett’s term as a director expires in 2006.

      Holcombe T. Green, Jr., age 64, has served as a director of the Company since May 2001. Mr. Green is currently a private investor. He served as the Chairman and Chief Executive Officer of WestPoint Stevens, Inc. from 1992 to 2003. Mr. Green is also the founder and principal of Green Capital Investors, L.P., a private investment partnership, and certain other affiliated partnerships.

Class III Director with a Term Expiring at the 2005 Annual Meeting

      Lewis W. Dickey, Jr., age 42, has served as our Chairman, President and Chief Executive Officer since December 2000, and as a Director since March 1998. Mr. L. Dickey was a founder and an initial investor in the Company, and served as Executive Vice Chairman from March 1998 to December 2000. Mr. Dickey is the founder and was the President of Stratford Research, Inc., or Stratford, from September 1985 to March 1998 and own 25% of the outstanding capital stock of Stratford. Stratford is a strategy consulting and market research firm advising radio and television broadcasters as well as other media related industries. Mr. L. Dickey is a nationally regarded consultant on radio strategy and the author of The Franchise-Building Radio Brands, published by the National Association of Broadcasters, one of the industry’s leading texts on competition and strategy. He holds Bachelor of Arts and Master of Arts degrees from Stanford University and a Master of Business Administration degree from Harvard University. He is the brother of John W. Dickey, our Executive Vice President. Mr. L. Dickey’s term as a director expires in 2005.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

      We do not have a formal procedure for stockholder communication with our Board. Any matter intended for the Board, or for any individual member or members of our Board, should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, with a request to forward the same to the intended recipient. In the alternative, stockholders may direct correspondence to our Board to the attention of the chairman of the Audit Committee of the Board, in care of Richard S. Denning, Corporate Secretary, at our principal executive offices. All such communications will be forwarded unopened.

      We do not have a formal policy regarding attendance by directors at our annual meetings, but we encourage all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting. All incumbent directors and nominees attended the annual meeting in May 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table lists information concerning the beneficial ownership of our common stock as of February 16, 2004 (unless otherwise noted) by (i) each of our directors and named executive officers and their affiliates, (ii) all of our directors and executive officers as a group, and (iii) each person known to us to own beneficially more than 5% of any class of our common stock.

	Class A Common		Class B Common		Class C Common
	Stock(1)		Stock(1)		Stock(1)(2)
							Percentage
	Number of		Number of		Number of		of Voting
Name of Stockholder	Shares	Percentage	Shares	Percentage	Shares	Percentage	Control

BancAmerica Capital Investors SBIC I, LP(3)	—	—	9,650,763	83.0%	—	—	—
B.A. Capital Company, L.P.(3)	930,123	1.7%	1,979,996	17.0%	—	—	1.5%
FMR Corp.(4)	4,299,100	8.0%	—	—	—	—	7.1%
Lewis W. Dickey, Jr.(5)	2,562,444	4.6%	—	—	2,145,561	100.0%	31.3%
John W. Dickey(6)	2,403,741	4.4%	—	—	—	—	3.9%
Martin R. Gausvik(7)	648,698	1.2%	—	—	—	—	1.1%
John G. Pinch(8)	279,090	*	—	—	—	—	*
Robert H. Sheridan, III(9)	34,999	*	—	—	—	—	*
Ralph B. Everett(10)	114,370	*	—	—	—	—	*
Eric P. Robison(10)	106,778	*	—	—	—	—	*
Holcombe T. Green, Jr.(10)	50,310	*	—	—	—	—	*
All directors and executive officers as a group (8 persons)	6,200,430	10.8%	—	—	2,145,561	100.0%	35.2%

*	Indicates less than one percent.

(1)	Except upon the occurrence of certain events, holders of Class B Common Stock are not entitled to vote, whereas each share of Class A Common Stock entitles its holder to one vote and, subject to certain exceptions, each share of Class C Common Stock entitles its holders to ten votes. The Class B Common Stock is convertible at any time, or from time to time, at the option of the holder of the Class B Common Stock (provided that the prior consent of any governmental authority required to make the conversion lawful has been obtained) without cost to such holder (except any transfer taxes that may be payable if certificates are to be issued in a name other than that in which the certificate surrendered is registered), into Class A Common Stock or Class C Common Stock on a share-for-share basis; provided that the Board has determined that the holder of Class A Common Stock at the time of conversion would not disqualify us under, or violate, any rules and regulations of the FCC.

(2)	Subject to certain exceptions, each share of Class C Common Stock entitles its holders to ten votes. The Class C Common Stock is convertible at any time, or from time to time, at the option of the holder of the Class C Common Stock (provided that the prior consent of any governmental authority required to make such conversion lawful has been obtained) without cost to such holder (except any transfer taxes that may be payable if certificates are to be issued in a name other than that in which the certificate surrendered is registered), into Class A Common Stock on a share-for-share basis; provided that the Board has determined that the holder of Class A Common Stock at the time of conversion would not disqualify us under, or violate, any rules and regulations of the FCC. In the event of the death of Mr. L. Dickey or in the event he becomes disabled and, as a result, terminates his employment, each share of Class C Common Stock held by Mr. L. Dickey, or any party related to or affiliated with him, will be automatically be converted into one share of Class A Common Stock.

(3)	The address of BA Capital Company, L.P. and BancAmerica Capital Investors, SBIC I, LP is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255. Includes options to purchase 89,873 shares of Class A Common Stock granted to BA Capital Company, L.P. in connection with its designation of a member to serve on the Board and exercisable within 60 days. This information is based on a Schedule 13 D/ A filed on April 8, 2003.

(4)	The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. This information is based on a Schedule 13G filed on February 16, 2004.

(5)	Represents beneficial ownership attributable to Mr. L. Dickey as a result of his direct ownership of 1,282,449 shares of Class A Common Stock and 644,871 shares of Class C Common Stock, and his controlling interest in DBBC, LLC, which currently holds 10,000 shares of Class A Common Stock. Also includes options to purchase 1,279,995 shares of Class A Common Stock and 1,500,690 shares of Class C Common Stock granted to Mr. Dickey and exercisable within 60 days. Mr. L. Dickey disclaims beneficial ownership of shares owned by DBBC, LLC except to the extent of his pecuniary interest therein.

(6)	Represents beneficial ownership attributable to Mr. J. Dickey as a result of his direct ownership of 1,580,579 shares of Class A Common Stock and options to purchase 823,162 shares of Class A Common Stock exercisable within 60 days.

(7)	Represents beneficial ownership attributable to Mr. Gausvik as a result of his direct ownership of 11,201 shares of Class A Common Stock and options to purchase 637,497 shares of Class A Common Stock exercisable within 60 days.

(8)	Represents beneficial ownership attributable to Mr. Pinch as a result of his direct ownership of 77,574 shares of Class A Common Stock and options to purchase 201,516 shares of Class A Common Stock exercisable within 60 days.

(9)	Includes options to purchase 34,999 shares of Class A Common Stock exercisable within 60 days granted to Mr. Sheridan. Does not reflect any shares owned by BancAmerica Capital Investors SBIC I, LP or by BA Capital Company, L.P. Mr. Sheridan is a Senior Vice President and Managing Director of each of BancAmerica Capital Investors SBIC I, LP and BA Capital Company, L.P. and a Managing Director of Bank of America Capital Investors, one of the principal investment groups within Bank of America Corporation. As BA Capital’s designee to the Board, Mr. Sheridan disclaims beneficial ownership of the options except to the extent of his pecuniary interest therein.

(10)	Includes options to purchase 112,370 shares of Class A Common Stock exercisable within 60 days granted to Mr. Everett, 106,778 shares of Class A Common Stock exercisable within 60 days granted to Mr. Robison and 50,310 shares of Class A Common Stock exercisable within 60 days granted to Mr. Green.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, our directors and executive officers, and any persons who beneficially own more than 10% of our common stock, are required to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based solely upon our review of copies of such reports for our 2003 fiscal year, and written representations from our directors and executive officers, we believe that our directors and executive officers, and beneficial owners of more than 10% of our common stock, have complied with all applicable filing requirements for our 2003 fiscal year.

EXECUTIVE COMPENSATION

      The following table sets forth, for the periods indicated, the compensation paid or accrued for services rendered to us in all capacities for the past three years for (i) each person who served as the chief executive officer during 2003, and (ii) each of the other executive officers of the Company employed as of December 31, 2003 and who earned in excess of $100,000 during 2003, collectively referred to as the named executive officers.

Summary Compensation Table

					Long-Term
					Compensation
					Awards

	Annual Compensation				Securities
					Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Options(#)	Compensation(8)

Lewis W. Dickey, Jr.(1)	2003	$577,496	$288,750	(5)	500,000	$12,000
Chairman, President and	2002	$525,000	$262,500	(6)	500,000	$12,000
Chief Executive Officer	2001	$423,252	$207,688	(7)	500,000	$6,000

John G. Pinch(2)	2003	$425,000	$85,000	(5)	—	$11,400
Executive Vice President	2002	$425,000	$70,000	(6)	100,000	$11,150
And Chief Operating Officer	2001	$425,000	$—	(7)	150,000	$9,100

Martin R. Gausvik(3)	2003	$423,329	$212,000	(5)	150,000	$15,000
Executive Vice President, Chief	2002	$389,583	$195,000	(6)	250,000	$14,750
Financial Officer and Treasurer	2001	$333,333	$167,667	(7)	250,000	$14,625

John W. Dickey(4)	2003	$440,000	$220,000	(5)	200,000	$12,000
Executive Vice President	2002	$400,000	$200,000	(6)	250,000	$12,000
	2001	$375,000	$187,500	(7)	250,000	$12,000

(1)	From January 1, 2000 through March 16, 2000, Mr. L. Dickey was our Executive Vice Chairman. In June 2000, Mr. L. Dickey became our President and Chief Executive Officer, and effective December 23, 2000 he was appointed our Chairman, President and Chief Executive Officer.

(2)	Effective December 1, 2000, Mr. Pinch joined us as our Executive Vice President and Chief Operating Officer.

(3)	Effective May 29, 2000, Mr. Gausvik joined us as our Executive Vice President, Chief Financial Officer and Treasurer.

(4)	Effective June 2000, Mr. J. Dickey was named Executive Vice President of the Company. From January 2000 through June 2000, Mr. J. Dickey served as our Senior Vice President, Programming.

(5)	In February 2004, we awarded and paid Messrs. L. Dickey, J. Dickey, Pinch and Gausvik their respective bonuses for the fiscal year ended December 31, 2003. We consider the bonuses paid in fiscal year 2004 as being earned in fiscal year 2003.

(6)	In February 2003, we awarded and paid Messrs. L. Dickey, J. Dickey and Gausvik their respective bonuses for the fiscal year ended December 31, 2002. We consider the bonuses paid in fiscal year 2003 as being earned in fiscal year 2002.

(7)	In February 2002, we awarded and paid Messrs. L. Dickey, J. Dickey and Gausvik their respective bonuses for the fiscal year ended December 31, 2001. In accordance with the terms of his employment agreement, Mr. Pinch did not earn a bonus for the fiscal year ended December 31, 2001. We consider the bonuses paid in fiscal year 2002 as being earned in fiscal year 2001.

(8)	During the fiscal year ended December 31, 2003, we paid automobile allowances of $12,000, $8,400, $12,000 and $12,000 to Messrs. L. Dickey, Pinch, Gausvik and J. Dickey, respectively. In addition, during the fiscal year ended December 31, 2003, we made $3,000 in 401(k) matching contributions for each of Mr. Pinch and Mr. Gausvik.

Option Grants in Last Fiscal Year

      The following table sets forth information regarding grants of stock options made to the named executive officers during the 2003 fiscal year:

	Individual Grants

		% of Total
	Number of	Options	Exercise or
	Securities	Granted to	Base Price		Grant Date
	Underlying	Employees in	Per Share		Present
Name	Options Granted	Fiscal Year	($/Sh)	Expiration Date	Value(1)

Lewis W. Dickey, Jr.	500,000	35.5%	$14.03	March 2013	$3,993,567
Martin R. Gausvik	150,000	10.7%	$14.03	March 2013	$1,198,070
John W. Dickey	200,000	14.2%	$14.03	March 2013	$1,597,427

(1)	The present value of each grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: (i) dividend yield of 0.00%; (ii) expected volatility of 38.4% (iii) risk-free interest rate of 4.25%; and (iv) expected life of ten years.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

      The following table sets forth information concerning option exercises in the fiscal year ended December 31, 2003 by the named executive officers and the value of each such officer’s unexercised options at December 31, 2003:

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares		December 31, 2003		at December 31, 2003(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Lewis W. Dickey, Jr.	—	$—	2,655,686	875,004	$20,017,908	$8,805,290
John G. Pinch	29,731	$386,399	173,391	171,878	$1,979,983	$1,814,558
Martin R. Gausvik	—	$—	578,122	371,878	$7,778,453	$3,950,797
John W. Dickey	—	$—	763,787	415,275	$8,467,507	$4,103,782

(1)	Based upon a per share price of our Class A Common Stock of $22.00. This price represents the closing price for our Class A Common Stock on the NASDAQ National Market on December 31, 2003.

Non-Employee Director Compensation

      Non-employee directors receive a fee of $7,500 per quarter ($30,000 annually). Additionally, each director receives an additional $2,500 per quarter ($10,000 annually) for each committee membership he holds. Each director also receives a $1,500 fee for each in-person meeting of the Board (or for each in-person meeting of a committee, if not conducted in connection with a Board meeting) and $300 for each telephonic meeting of the Board or a committee thereof. Finally, each director receives reimbursement of out-of-pocket expenses incurred in connection with attendance at each such meeting.

      In 2003, Mr. Sheridan and Mr. Robison were each granted options to purchase a total of 40,000 shares of our Class A Common Stock and Mr. Everett and Mr. Green were each granted options to purchase a total of 35,000 shares of our Class A Common Stock. Such options are exercisable at the fair market value of the Class A Common Stock at the date of grant. These options vest 25% per year, with each option being fully exercisable four years from the date of grant.

Employment Agreements

      As discussed more particularly below, we have entered into employment agreements with each of the named executive officers. Subject to certain exceptions, these employment agreements prohibit each of the named executive officers from competing with the Company for a specified period of time after a termination of employment.

      Lewis W. Dickey, Jr. serves as our Chairman, President and Chief Executive Officer. Under the terms of his Amended and Restated Employment Agreement, dated as of July 1, 2001, he was entitled to receive an initial annual base salary of $500,000, subject to annual merit increases, as the Compensation Committee deems appropriate. The agreement provides that Mr. L. Dickey may receive a bonus of up to 50% of his base salary in the event that annual bonus targets, as determined by the Compensation Committee, are met during the relevant year. Mr. L. Dickey’s employment agreement has a three-year term ending July 1, 2004, with an automatic extension for one additional year, subject to mutual rights not to extend.

      Mr. L. Dickey’s employment agreement also provides that he shall be granted (i) time-vested stock options to purchase 250,000 shares of our Class A Common Stock in each of fiscal years 2002, 2003 and 2004; and (ii) performance stock options to purchase 250,000 shares of our Class A Common Stock in each of fiscal years 2002, 2003 and 2004, subject to specified anti-dilution requirements. In the event that there is a change in control of the Company, as defined in the agreement, then all unvested stock options held by Mr. L. Dickey shall become immediately exercisable.

      His agreement further provides that in the event we terminate his employment without cause, or if he terminates his employment for good reason (as that term is defined in the agreement), or in the event of a change in control, then we will pay to Mr. L. Dickey a lump-sum amount equal to the sum of (A) his earned but unpaid base salary through the date of termination, (B) any earned but unpaid target bonus amount for any completed fiscal year, (C) any unreimbursed business expenses or other amounts due from us as of the date of termination, and (D) any earned portion of the bonus amount for the year in which termination of employment occurs. We shall also pay to Mr. L. Dickey the greater of (i) the amount equal to the aggregate base salary payments (at the rate in effect at the time of termination) that remain payable to Mr. L. Dickey from the date of termination until the expiration of the agreement term, or (ii) the amount equal to the sum of (1) the annual base salary in effect at the time of termination and (2) the amount of the annual bonus paid to Mr. L. Dickey for the fiscal year ended immediately prior to the year of termination.

      In the event Mr. L. Dickey voluntarily terminates his employment for good reason, all unvested time-vested options and performance options shall terminate immediately and be of no further force or effect. In the event we terminate Mr. L. Dickey’s employment without cause, 50% of any unvested time-vested options and performance options shall become immediately and fully vested and exercisable, and shall remain exercisable for their full term, and the remaining 50% of any time-vested options and performance options shall terminate immediately and be of no further force or effect.

      In the event Mr. L. Dickey is terminated with cause, or if he terminates his employment without good reason, then we are only obligated to pay Mr. L. Dickey for compensation, bonus payments or unreimbursed expenses that were accrued but unpaid through the date of termination or resignation.

      As further consideration for the services to be rendered by Mr. L. Dickey through December 31, 2006, we agreed, on the terms and conditions set forth in his employment agreement, to the following reductions in the amounts due under a loan made by us to Mr. L. Dickey and evidenced by that certain Promissory Note dated February 2, 2000, in the original principal amount of $4,992,000, referred to as the Loan: (i) we agreed to reduce the per annum interest rate of the loan from 9% to 7% and to extend the maturity to December 31, 2006; (ii) the Loan (principal and related accrued interest) shall be forgiven in 2006, or sooner as provided for in the agreement, based on Mr. L. Dickey’s continued employment with us through December 31, 2006, and on the satisfaction of double trigger performance goals. The first trigger involves an annual determination over the period of 2001 through 2005 of whether (a) the objective Board-approved EBITDA budgeting goals for each fiscal year were satisfied, or (b) the Compensation Committee of the Board otherwise determines that Mr. L. Dickey’s performance for the year warrants a determination that the first trigger shall be deemed to be satisfied. For each of the fiscal years 2001-05 for which the first trigger is satisfied, the maximum Loan reduction would be 20% of the Loan principal and related accrued interest. The actual reduction of the Loan in such case shall be further contingent upon the satisfaction of the second trigger. The second trigger involves the price per share of our Class A Common Stock. For each of the fiscal years 2001-05 for which the first trigger has been satisfied (each a “First Trigger Year”), the Loan reduction, expressed as a percentage of principal and related accrued interest outstanding up to 20% per each such year, shall be determined as follows: (i) should the highest closing sales price per share of our Common Stock for any day in 2006 as reported on the principal exchange on which the shares of our Class A Common Stock are then traded (such price being referred to as the “Measurement Price”) equal or exceed such closing sales price per share as of July 1, 2001, or if July 1, 2001 is not a trading day, then such closing sales price per share of the next succeeding trading day (such date being referred to as the “Measurement Date”) plus 100% thereof, then the Loan reduction percentage applicable to each First Trigger Year shall be 20%; (ii) should the Measurement Price equal or be less than such closing sales price per share as of Measurement Date, plus 50% thereof, then the Loan reduction percentage applicable to each First Trigger Year shall be 0% (and there will be no corresponding reduction in the Loan); and (iii) should the Measurement Price be less than such closing sale price per share as of Measurement Date plus 100% thereof but more than such closing sales price per share as of Measurement Date plus 50%, then a proportionate (on a straight-line basis) reduction in the Loan for each First Trigger Year shall be made (e.g., Loan reduction percentage per First Trigger Year of 15% if the Measurement Price is equal to Measurement Date closing sales price per share plus 87.5% thereof). In addition, the Loan will be forgiven in its entirety in the event we undergo a change in control prior to its maturity, and Mr. L. Dickey is still our employee. In accordance with the agreement, the Compensation Committee of the Board conducted an annual review of Mr. L. Dickey’s performance in each of fiscal 2001, 2002 and 2003 and determined that the requirements of the first trigger for those years had been satisfied. As a result, as of December 31, 2003, and assuming the satisfaction of the 2006 stock-price condition, Mr. L. Dickey would be entitled to forgiveness of 60% of the loan principal and related interest.

      John G. Pinch serves as our Executive Vice President and Chief Operating Officer. Under the terms of his Employment Agreement, dated December 1, 2000, he was entitled to receive an initial annual base salary of $425,000, subject to merit increases, as the Compensation Committee deems appropriate. The agreement provides that Mr. Pinch may receive a bonus of up to $200,000, based upon the achievement of Board-approved budgeted revenue and cash flow targets as adjusted by the Chief Executive Officer and the Compensation Committee in their collective discretion. In addition, Mr. Pinch was entitled to be granted time-vested stock options to purchase shares of our Class A Common Stock as follows: 200,000 in 2000, 150,000 in 2001 and 100,000 in 2002. Mr. Pinch’s employment agreement has a three-year term, which automatically extends each year for one additional year, subject to non-renewal. The initial term expired on December 1, 2003, and was automatically renewed for one-year periods on that date and on December 1, 2004.

      Mr. Pinch’s employment agreement also provides that in the event we terminate his employment without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he shall also receive a severance payment equal to the greater of (i) two-thirds of his aggregate base salary (at the rate in effect at the time of termination), which would remain payable until the expiration of the employment agreement term, or (ii) the amount equal to his annual base salary in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination shall become exercisable. Finally, in the event that we undergo a change in control, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. Pinch shall become immediately exercisable.

      Martin R. Gausvik serves as our Executive Vice President, Treasurer and Chief Financial Officer. Under the terms of his Employment Agreement, dated May 12, 2000, he was entitled to receive an initial annual base salary of $275,000, subject to annual increases of not less than 5.0% during each year of the term of his employment agreement. The agreement provides that Mr. Gausvik may receive a bonus of up to 50% of his base salary, half of which is based upon the achievement of Board-approved budgeted revenue and cash flow targets, and half of which is based upon the discretion of our Chief Executive Officer and the Compensation Committee. In addition, Mr. Gausvik was entitled to be granted time-vested stock options to purchase 300,000 shares of our Class A Common Stock, which were granted in 2000. Mr. Gausvik’s employment agreement has a three-year term, which automatically extends each year for one additional year, subject to non-renewal. The initial term expired on May 12, 2003, and was automatically extended for a one-year period on that date.

      Mr. Gausvik’s employment agreement provides that in the event we terminate his employment without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he shall also receive a severance payment equal to his annual base salary as in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination shall become exercisable. Finally, in the event that we undergo a change in control, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. Gausvik shall become immediately exercisable.

      John W. Dickey serves as our Executive Vice President. Under the terms of Mr. J. Dickey’s Employment Agreement, dated January 1, 2001, he was entitled to receive an annual base salary of $375,000 for 2001. Such base salary increased to $400,000 for 2002, and has since been subject to additional merit increases, as the Compensation Committee has deemed appropriate. The agreement provides that Mr. J. Dickey may receive a bonus of up to 50% of his base salary, half of which is based upon the achievement of Board-approved budgeted revenue and cash flow targets, and half of which is based upon the collective discretion of our Chief Executive Officer and the Compensation Committee. Mr. J. Dickey’s employment agreement also provided for grants of (i) time-vested stock options to purchase 150,000 shares of our Class A Common Stock in each of 2001 and 2002, and (ii) performance stock options to purchase 100,000 shares of our Class A Common Stock in each of 2001 and 2002, subject to specified anti-dilution requirements. Mr. J. Dickey’s employment agreement has a two-year term, which automatically extends each year for one additional year, subject to non-renewal. The initial term expired on January 1, 2003, and was automatically extended for one-year periods on that date and on January 1, 2004.

      Mr. J. Dickey’s agreement also provides that in the event we terminate his employment without cause, or if he terminates his employment for good reason, then, in addition to amounts that he is owed through the date of termination, he shall also receive a severance payment equal to the greater of (i) two-thirds of the aggregate base salary payments (at the rate in effect at the time of termination) that would remain payable until the expiration of the employment agreement term or (ii) the amount equal to his annual base salary in effect at the time of termination. In addition, any unvested time-vested stock options that would otherwise vest within one year of the date of termination shall become exercisable. Finally, in the event we undergo a change in control, then, in addition to being entitled to receive the severance payments and equity rights that would be due upon a termination without cause, all unvested stock options held by Mr. J. Dickey shall become immediately exercisable.

Compensation Committee Interlocks and Insider Participation

      During 2003, Eric P. Robison (Chairman), Robert H. Sheridan, III and Holcombe T. Green, Jr., none of whom are officers or employees of the Company, were members of the Compensation Committee of our Board, which determines, or makes recommendations with respect to, compensation matters for our executive officers. None of the Compensation Committee members serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Performance Graph

      The following graph compares the total stockholder return on the Company’s Class A Common Stock for the year ended December 31, 2003 with that of (a) the Standard & Poors 500 Stock Index (“S&P 500”); (b) the Nasdaq Stock Market Index (the “Nasdaq Composite”); and (c) an index comprised of radio broadcast and media companies. See note (1) below. The total return calculations set forth below assume $100 invested on December 31, 1998, with reinvestment of dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through December 31, 2003. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

Cumulus	100.00%	305.17%	21.80%	97.29%	89.18%	132.29%
S&P 500	100.00%	119.53%	107.41%	93.40%	71.57%	90.46%
NASDAQ	100.00%	185.59%	112.67%	88.95%	60.91%	91.37%
Radio Index	100.00%	205.58%	108.13%	127.69%	111.41%	131.20%

(1)	Radio Index comprised of radio broadcast, outdoor and other media companies with the following trading symbols: Clear Channel Communications corporation (CCU), Cox Radio Inc. (CXR), Emmis Broadcasting Corporation (EMMS), Entercom Communications Corp. (ETM), Radio One Inc. (ROIA) and Saga Communications Inc. (SGA).

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board offers this report regarding compensation policies for our executive officers, including the Chief Executive Officer.

      The Compensation Committee is responsible for making recommendations to the Board concerning the compensation levels of the executive officers of the Company. The Compensation Committee also administers the Company’s equity-based compensation plans and determines awards to be made under such plans to the Company’s executive officers and to other eligible individuals. The overall goal of the Compensation Committee is to develop executive compensation policies and practices that are consistent with and linked to the Company’s strategic business objectives, and, as part of that goal, the Compensation Committee reviews compensation programs for executive officers annually.

      With respect to 2003, virtually all of the compensation decisions for executive officers were made by the Compensation Committee.

      The Company’s executive compensation programs aim to:

•	link managers’ goals with stockholders’ interests;

•	support business plans and long-term Company goals;

•	link executive compensation to Company performance; and

•	attract and retain talented management.

Types of Compensation

      There are two principal types of compensation:

(1) Annual compensation. This includes salary and bonus. The Company awards bonuses when profits and other performance criteria meet certain levels.

(2) Equity Based Compensation. The Company has adopted a series of stock incentive plans for its executives and non-executives since the Company’s initial public offering in 1998. Generally, stock option grants are the primary form of long-term incentive compensation for the Company’s executive officers. The Compensation Committee believes that equity-based awards are an effective means of incentivizing senior management to increase the long-term value of the Company’s common stock.

      In making compensation decisions, it is the Compensation Committee’s current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m) of the Tax Code.

Factors Considered in Determining Compensation

      The Compensation Committee desires that the compensation of the Company’s executives be competitive in the broadcast industry and with other U.S. media companies. The Compensation Committee conducts its own review of various elements of the compensation program, and using its assessment of the skills, experience, and achievements of individual executives, the Committee sets the compensation of executives.

      The Compensation Committee surveys the size and success of other companies and the responsibilities of similarly situated executives in determining executive compensation. One goal of the Company’s compensation program is to approximate the survey group’s average compensation, adjusted for company size and performance.

      The Compensation Committee also considers the tax deductibility of compensation paid to the executive officers.

Annual Compensation

Generally

      Annual compensation for the Company’s executives includes salary and bonus. This is similar to the compensation programs of most comparable companies.

      The Compensation Committee aims to pay salaries at the average of the survey companies, adjusted for company size and performance. The Compensation Committee also considers the specific job duties, the person’s achievements and other applicable criteria.

Bonuses

      The Company provides cash bonuses to executives, market managers and other key personnel based on the Company’s achievement of the overall financial performance plan and the achievement of executive-specific performance goals in the applicable fiscal year. Bonus awards are limited to a percentage of base salary ranging from 10% to 50% depending on the participant’s level of responsibility. Awards are made at the sole discretion of the Company’s principal executive officer and the Compensation Committee, taking into account the above mentioned factors and such other factors as the Compensation Committee might deem relevant from year to year.

Equity Based Compensation

Generally

      Today’s business decisions affect the Company over a number of years. This is why the long-term incentive awards are tied to the Company’s performance and the value of the Company’s common stock over several years. In general, the amount of the long-term incentive awards does not change as much as the amount of the annual bonus awards.

Stock Options

      Stock options are an important part of the Company’s long-term incentive program. Executive officers who are granted awards under the Company’s incentive plan only benefit from such awards when there is an increase in the stock price of the common stock, a measurement of long-term value of the Company.

      In 2003, executives received option grants in amounts commensurate with rank and responsibility. In determining the size of individual option grants for 2003, the Compensation Committee considered the responsibilities and title, as well as the total number of options awarded to all employees.

Chairman and CEO Compensation

Annual Compensation

      In determining the salary of Lewis W. Dickey, Jr., our Chairman, President and Chief Executive Officer, for 2003, the Committee considered his job duties, the pay practices of other companies and Mr. L. Dickey’s preference for equity-based compensation.

      Mr. L. Dickey’s target bonus for 2003 was established based on the terms of his employment agreement and Company performance criteria. The actual bonus that Mr. L. Dickey receives is based upon the Compensation Committee’s assessment of Mr. L. Dickey’s accomplishments in the past year. In awarding Mr. L. Dickey’s bonus of $288,750, the Compensation Committee considered overall improvements in the operations and financial position of the Company, as well as the significant strategic acquisitions, the successful financing transactions that the Company completed in 2003 and the appreciation in the Company’s stock price. The Compensation Committee also considered the deductibility of Mr. L. Dickey’s compensation under the tax laws.

Equity-Based Compensation

      The number of stock options granted to Mr. L. Dickey is established by the terms of his employment agreement. The value of the stock options granted to Mr. L. Dickey in 2003 will ultimately depend on the Company’s future success and whether that success is reflected in the value of the common stock over time.

Summary

      The Compensation Committee believes that the executive compensation policies and programs described in this report serve the interests of the Company and its stockholders. Compensation levels for the executives are intended to be linked to, and commensurate with, Company performance. The Compensation Committee assesses the compensation policy and programs, and believes they should be measured over a period of time sufficiently long enough to determine whether the Company’s strategic development and implementation are in line with, and responsive to, stockholder expectations.

The Compensation Committee
of the Board of Directors:

Eric P. Robison, Chairman
Holcombe T. Green, Jr.
Robert H. Sheridan, III

AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed with the Company’s management and with KPMG LLP, the Company’s independent auditors, the audited financial statements of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2003. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to SAS No. 61, Codification of Statements on Auditing Standards, Communication with Audit Committees.

      The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of certain non-audit services to the Company by KPMG LLP is compatible with maintaining its independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission.

The Audit Committee of
the Board of Directors:

Robert H. Sheridan, III, Chairman
Ralph B. Everett
Eric P. Robison

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Management

      On February 2, 2000, we loaned Lewis W. Dickey, Jr., $4,992,000 for the purpose of enabling him to purchase 128,000 shares of our newly issued Class C Common Stock. The price per share of the Class C Common Stock was $39.00, which was the approximate market price for the Company’s Class A Common Stock on February 2, 2000. The loan was represented by a recourse promissory note executed by Mr. L. Dickey that provided for the payment of interest at 9.0% per annum or the peak rate that we paid under our then-existing credit facility and for a maturity date of December 31, 2003.

      As described above, pursuant to Mr. L. Dickey’s employment agreement, we reduced the per annum interest rate on his note to 7% and extended the maturity date of his note to December 31, 2006. In addition, his employment agreement provides for forgiveness of his note, either in part or in whole, upon the attainment of certain performance targets that include both annual financial targets and stock-price targets. In order for any forgiveness to occur, the closing stock price of our Class A Common Stock must be at least $19.275 on any trading day in 2006. Additionally, the note and accrued interest thereon will be forgiven in its entirety, regardless of the attainment of the annual financial targets or the 2006 stock price targets, if we undergo a change in control, provided that Mr. L. Dickey is employed by us upon such change in control or that his employment was terminated within the six-month period immediately preceding a change in control. Interest accrues on Mr. L. Dickey’s note from February 2, 2000 through December 31, 2006, and all accrued interest and principal is payable on that date. As of December 31, 2003, the original principal of $4,992,000, plus accrued interest of $1,503,601, remains outstanding.

CODE OF ETHICS

      We have adopted a Code of Business Conduct and Ethics, referred to as our Code of Ethics, that applies to all of our employees, executive officers and directors and meets the requirements of the rules of the SEC and the NASDAQ Rules. The Code of Ethics is available on our website, www.cumulus.com, or can be obtained without charge by written request to Richard S. Denning, Corporate Secretary, at our principal executive offices. If we make any substantive amendments to this Code of Ethics, or if our Board grants any waiver, including any implicit waiver, from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of the waiver in a current report on Form 8-K.

SUBMISSION OF STOCKHOLDER PROPOSALS

      In accordance with the rules of the Securities and Exchange Commission, if you wish to submit a proposal to be brought before the 2005 Annual Meeting of Stockholders, we must receive your proposal by not later than July 23, 2004, the date that is 120 days prior to the anniversary of the scheduled date this proxy statement is first being sent to stockholders, in order to be included in our proxy materials relating to that meeting. Stockholder proposals must be accompanied by certain information concerning the proposal and the stockholder submitting it. Proposals should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, 3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia 30305. To avoid disputes as to the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested.

      In addition, in accordance with the advance-notice provisions of our by-laws, for any proposal to be submitted by a stockholder for a vote at the 2005 Annual Meeting of Stockholders, whether or not submitted for inclusion in our proxy statement, we must receive advance notice of such proposal not later than January 31, 2005, the date that is 90 days prior to the anniversary of this year’s Annual Meeting. The proxy to be solicited on behalf of the Board for the 2005 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal received after that date.

APPENDIX A

CUMULUS MEDIA INC.

2004 EQUITY INCENTIVE PLAN

1.     Purpose. The purpose of the 2004 Equity Incentive Plan is to attract and retain officers, key employees, non-employee directors and consultants for Cumulus Media Inc., a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

2.     Definitions. As used in this Plan,

      a. “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 13 of this Plan, such committee (or subcommittee).

      b. “Business Combination” means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

      c. “Change in Control” will have the meaning provided in Section 9 of this Plan.

      d. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      e. “Common Shares” means the shares of Class A common stock, par value $.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 8 of this Plan.

      f. “Company” means Cumulus Media Inc., a Delaware corporation.

      g. “Date of Grant” means the date specified by the Board on which a grant of Option Rights or a grant or sale of Restricted Shares or Deferred Shares will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

      h. “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 6 of this Plan.

      i. “Deferred Shares” means an award made pursuant to Section 6 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

      j. “Director” means a member of the Board of Directors of the Company.

      k. “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

      l. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

      m. “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

      n. “Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.

      o. “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

      p. “Option Price” means the purchase price payable on exercise of an Option Right.

      q. “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

      r. “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer, key employee, non-employee director or consultant of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant.

      s. “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

      t. “Plan” means this Cumulus Media Inc. 2004 Equity Incentive Plan.

      u. “Restricted Shares” means Common Shares granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 5 has expired.

      v. “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

      w. “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3.     Shares Available Under the Plan.

      a. Subject to adjustment as provided in Section 3(b) and Section 8 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares or (iv) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 2,795,000 Common Shares, plus any shares described in Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

      b. The number of shares available in Section 3(a) above will be adjusted to account for shares relating to awards that expire or are forfeited or that are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award will again be available for issue or transfer hereunder.

      c. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 8 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,400,000 Common Shares; (ii) no Participant will be granted Option Rights for more than 500,000 Common Shares during any calendar year; and (iii) the number of shares issued as Restricted Shares and Deferred Shares will not (after taking any forfeitures into account) in the aggregate exceed 925,000 Common Shares.

4.     Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

      a. Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this plan.

      b. Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the day immediately preceding the Date of Grant.

      c. Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least 6 months (or other consideration authorized pursuant to Section 4(d)) having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

      d. The Board may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or Deferred Shares. Unless otherwise determined by the Board at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered.

      e. To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

      f. Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

      g. Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control.

      h. Any grant of Option Rights may specify management objectives that must be achieved as a condition to the exercise of such rights.

      i. Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

      j. The Board may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents will be credited against the Option Price.

      k. No Option Right will be exercisable more than 10 years from the Date of Grant.

      l. The Board reserves the discretion after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise; (iii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price.

      m. Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.

5.     Restricted Shares. The Board may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

      a. Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

      b. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

      c. Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than two years, to be determined by the Board at the Date of Grant, and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control.

      d. Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

      e. Any grant of Restricted Shares may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares.

      f. Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

      g. Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

6.     Deferred Shares. The Board may also authorize the granting or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

      a. Each such grant or sale will constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Board may specify.

      b. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

      c. Each such grant or sale will be subject to a Deferral Period of not less than 1 year, as determined by the Board at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control.

      d. During the Deferral Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Deferred Shares and will have no right to vote them, but the Board may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

      e. Each grant or sale of Deferred Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

7.     Transferability.

      a. Except as otherwise determined by the Board, no Option Right or other derivative security granted under the Plan will be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights will be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

      b. The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or upon the termination of the Deferral Period applicable to Deferred Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, will be subject to further restrictions on transfer.

8.     Adjustments. The Board may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights and Deferred Shares granted hereunder, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 8; provided, however, that any such adjustment to the number specified in Section 3(c)(i) will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

9.     Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Board in an agreement evidencing a grant or award made under the Plan, a “Change in Control” shall mean the occurrence of any of the following events:

      a. The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Voting Power of the Company; provided, however, that for purposes of this Section 10(a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i) and (ii) of Section 9(c).

      b. A change in a majority of the members of the Board occurs: (i) within one year following the public announcement of an actual or threatened election contest (as described in Rule 14a-12(c) promulgated under the Exchange Act) or the filing of a Schedule 13D or other public announcement indicating that a Person intends to effect a change in control of the Company, (ii) as a result of the exercise of contractual rights, or (iii) as a result of a majority of the members of the Board having been proposed, designated or nominated by a Person (other than the Company through the Board or a committee of the Board).

      c. Consummation of a Business Combination unless, following such Business Combination, (i) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination of either of them) beneficially owns, directly or indirectly, 35% or more of the Voting Power of the entity resulting from such Business Combination, and (ii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

      d. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      e. Such other event as the Board may determine by express resolution to constitute a Change in Control for purposes of this Plan.

10.     Fractional Shares. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

11.     Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit.

12.     Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

13.     Administration of the Plan.

      a. This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board (or a subcommittee thereof), as constituted from time to time. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

      b. The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Shares or Deferred Shares and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

14.     Amendments, Etc.

      a. The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market or, if the Common Shares are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the Common Shares are traded or quoted, will not be effective unless and until such approval has been obtained.

      b. The Board also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

      c. The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

      d. In case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 7(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

      e. This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

      f. To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

15.     Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Georgia.

16.     Termination. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

APPENDIX B

CUMULUS MEDIA INC.

AUDIT COMMITTEE CHARTER

Purpose

      The purposes of the Audit Committee (the “Committee”) are to (a) assist the Board of Directors of Cumulus Media Inc. (the “Company”) in fulfilling the Board of Directors’ oversight responsibilities with respect to (i) the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function; and (b) prepare the Committee’s report, made pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), to be included in the Company’s annual proxy statement (the “Audit Committee Report”).

Composition of the Committee

      Number. The Committee shall consist of no fewer than three members.

      Qualifications.

1) Each Committee member shall meet the independence criteria of (A) the listing requirements of the National Association of Securities Dealers, Inc. (“NASD”), as such requirements are interpreted by the Board of Directors in its business judgment and (B) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (“SEC”), including Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

2) Each Committee member shall be able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement. Additionally, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors shall determine, in its business judgment, whether at least one member has such financial sophistication and whether there is at least one member that satisfies the financial expert criteria of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The designation or identification of a person as having such financial sophistication or as a financial expert shall not (A) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board of Directors in the absence of such designation or identification or (B) affect the duties, obligations or liability of any other member of the Committee or Board of Directors.

3) No Committee member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

4) Each Committee member shall receive as compensation from the Company only those forms of compensation as are not prohibited by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD. Permitted compensation includes (A) director’s fees (which includes all forms of compensation paid to directors of the Company for service as a director or member of a committee of the Board of Directors) and/or (B) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company provided that such compensation is not contingent in any way on continued service.

      Appointment. The Board of Directors will appoint the members of the Committee. The Board of Directors will appoint a Chairman of the Committee. Committee members shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

Duties and Responsibilities of the Committee

      The Committee shall be responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

      The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and such auditor shall report directly to the Committee.

      In performing its responsibilities, the Committee shall:

1) Retain the Independent Auditors: The Committee has the sole authority to (A) retain and terminate the Company’s independent auditors, (B) approve all audit engagement fees, terms and services and (C) approve any non-audit engagements with the Company’s independent auditors. The Committee is to exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD.

2) Review and Discuss the Independence of the Auditors: In connection with the retention of the Company’s independent auditors, the Committee is to, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Committee is responsible for (A) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, including Independence Standards Board Standard 1, (B) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors and (C) taking, or recommending that the Board of Directors take, appropriate action to oversee the independence of the auditor. In connection with the Committee’s evaluation of the auditors’ independence, the Committee shall also review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

3) Set Hiring Policies: The Committee is to set hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

4) Review and Discuss the Audit Plan: The Committee is to review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

5) Review and Discuss Conduct of the Audit: The Committee is to review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (A) any restriction on audit scope or on access to requested information, (B) any disagreements with management and (C) significant issues discussed with the independent auditors’

national office. The Committee is to decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

6) Review and Discuss Financial Statements and Disclosures: The Committee is to review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (A) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) the disclosures regarding internal controls and other matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

7) Review and Discuss Earnings Press Releases: The Committee is to review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

8) Review and Discuss Internal Audit Plans: The Committee is to review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities, including adequacy of staffing and compensation.

9) Review and Discuss Internal Audit Reports: The Committee is to review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the annual report of the audit activities, examinations and results thereof of the internal auditing department.

10) Review and Discuss the Systems of Internal Accounting Controls: The Committee is to review and discuss with the independent auditors, the senior internal auditing executive and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include (A) the disclosures regarding internal controls and matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and (B) a review with the independent auditors of their opinion on the effectiveness of management’s assessment of internal controls over financial reporting and the independent auditor’s analysis of matters requiring modification to management’s certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

11) Review and Discuss the Recommendations of Independent Auditors: The Committee is to review and discuss with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

12) Review and Discuss the Audit Results: The Committee is to review and discuss with the independent auditors (A) the report of their annual audit, or proposed report of their annual audit, (B) the accompanying management letter, if any, (C) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100 and (D) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC and, as appropriate, a review of (A) major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and (ii) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

13) Obtain Assurances under Section 10A(b) of the Exchange Act: The Committee is to obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

14) Obtain Reports Regarding Conformity With Legal Requirements and the Company’s Code of Conduct: The Committee is to periodically obtain reports from management, the Company’s senior internal auditor and the independent auditor that the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct. The Committee is to review and discuss reports and disclosures of insider and affiliated party transactions. The Committee should advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

15) Approve Related Party Transactions: The Committee is to review and approve all related party transactions involving directors or executive officers of the Company.

16) Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies: The Committee is to establish procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD.

17) Review and Discuss Other Matters: The Committee should review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

18) Make Board Reports: The Committee should report its activities regularly to the Board of Directors in such manner and at such times as the Committee and the Board of Directors deem appropriate, but in no event less than once a year. Such report should include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

19) Maintain Flexibility. The Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

Meetings of the Committee

      The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chairman of the Committee shall, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. The Committee may also take any action permitted hereunder by unanimous written consent.

      The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with the Company’s management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the

Committee, management, the independent auditors or such other persons believe should be discussed privately.

Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and other advisors as the Committee deems necessary to carry out its duties. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

      The Company will provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (b) compensation to independent counsel or any other advisors employed by the Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Audit Committee Report

      The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, the Audit Committee Report to be included in the Company’s annual proxy statement.

Annual Review of Charter

      The Committee will conduct and review with the Board of Directors annually an evaluation of the adequacy of this Charter and recommend any changes to the Board of Directors. The Committee may conduct this charter evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Annual Performance Evaluation

      The Committee will conduct and review with the Board of Directors annually an evaluation of the Committee’s performance with respect to the requirements of this Charter. This evaluation should also set forth the goals and objectives of the Committee for the upcoming year. The Committee may conduct this performance evaluation in such manner as the Committee, in its business judgment, deems appropriate.

February 10, 2004

FORM OF PROXY CARD
CUMULUS MEDIA INC.

This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned appoints Lewis W. Dickey, Jr. and Martin R. Gausvik, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of Cumulus Media Inc. held of record by the undersigned on March 12, 2004, at the Annual Meeting of Stockholders of Cumulus Media Inc. to be held on April 30, 2004, and at any and all adjournments or postponements thereof. Management recommends a vote in favor of Proposal 1, Proposal 2 and Proposal 3.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3.

(Continued and to be dated and signed on reverse side)

CUMULUS MEDIA INC. 2004 ANNUAL MEETING

1.    Proposal to re-elect Eric P. Robison as a Class II Director.

☐	FOR the nominees listed above.	☐	WITHHOLD AUTHORITY to vote for the nominees listed below:

2.    Proposal to approve the Company’s 2004 Stock Incentive Plan.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

3.    Proposal to ratify the Board’s appointment of KPMG LLP as independent auditors for 2004.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Dated: --------------------------- , 2004
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Signature(s) in box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing in a fiduciary or representative capacity, give full title as such.